                                                                 EXHIBIT (10.10)

                       TRANSITIONAL EMPLOYMENT AGREEMENT
                             (SENIOR OFFICER GROUP)
                             ----------------------



     This Agreement is made as of the 26th day of January, 1999, by and between First Oak Brook Bancshares, Inc., a Delaware corporation (the "Employer") and the undersigned executive officer (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Executive has been employed for some years past by the Employer and/or one or more of its subsidiaries; and

     WHEREAS, the Employer wishes to assure both itself and the Executive of continuity of management in the event of any actual Change in Control (as defined in Paragraph 2) of the Employer on the terms and conditions set forth herein; and

     WHEREAS, the Executive desires to provide such services and continuity; and

     WHEREAS, to achieve this purpose, the Board of Directors of the Employer considered and approved this Agreement to be entered into with the Executive as being in the best interests of the Employer and its stockholders;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

     1.   Term  This Agreement shall become effective upon the occurrence of
          ----
a Change in Control (as defined in Paragraph 2, below) (hereinafter called the "Effective Date of this Agreement") and shall remain in effect for a term continuing until the end of the thirty-sixth (36th) calendar month following the month in which the Effective Date of this Agreement occurs; provided, however, that, anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Employer was terminated within six (6) months prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (a) was at the request of a third party who was taking steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Effective Date of this Agreement" shall mean the date immediately prior to the date of such termination of employment.

     2.   Change in Control. For the purposes of this Agreement, a "Change in
          -----------------
Control" shall be deemed to have occurred if:

          (a) Any "person" is or becomes the "beneficial owner" directly or indirectly of securities of the Employer representing more than fifty percent (50%) of the combined voting power of the Employer's then outstanding securities entitled to vote generally in the election of directors (the "Voting Stock"); or

          (b) Continuing Directors cease for any reason to constitute at least a majority of the entire Board of Directors of the Employer; or

          (c) The consummation of a business combination involving the Employer (or any direct or indirect subsidiary of the Employer) occurs, unless after such a business combination (i) the shareholders of the Employer immediately prior to the business combination continue to own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continuing) entity immediately after the business combination, and (ii) at least a majority of the members of the board of directors of the entity resulting from the business combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such business combination; or

          (d) A complete liquidation or dissolution of the Employer or consummation of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of foregoing, "person" and "beneficial owner" shall be as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. A Change in Control shall not be deemed to have occurred under subparagraph (a) above, if the beneficial owner is a corporation owned directly or indirectly by the shareholders of the Employer in substantially the same proportions as their ownership of the Voting Stock, an employee benefit plan of the Employer or any subsidiary of the Employer, or any person who, as of January 26, 1999, is the beneficial owner of more than fifty percent (50%) of the Voting Stock. For purposes of subparagraph (b), an individual will be a "Continuing Director" if he or she is a director of the Employer on January 26, 1999, or becomes a director of the Employer thereafter, provided the individual was elected, or was nominated for an election to occur at a meeting of stockholders, by a majority of the Continuing Directors still in office; provided, however, that in no event shall an individual be considered a Continuing Director if the individual was designated for election or nomination by a person who has entered into an agreement with the Employer to effect an acquisition described in subparagraph (a) or a business combination described in subparagraph (c). For purposes of subparagraph (c), a business combination shall mean a merger or consolidation, or an issuance of securities by the Employer in connection with a merger or consolidation, involving the Employer (or any direct or indirect subsidiary of the Employer).

     3.   Employment.  The Employer hereby agrees to continue or to cause one of
          ----------
its affiliates to continue the Executive in its employ for a period of thirty-six (36) months commencing on the Effective Date of this Agreement (the "Employment Period") with title, duties and responsibilities comparable to those of the Employer's or Oak Brook Bank's senior bank officers immediately prior to the Effective Date of this Agreement, as the same may from time to time be assigned or reassigned to the Executive by the Board of Directors of the Employer or such affiliate which employs Executive.

     4.   Compensation, Compensation Plans, Benefits and Perquisites. During the
          ----------------------------------------------------------
Employment Period, the Executive shall:

          (a) Receive an annual salary at a rate which is not less than his rate of annual salary immediately prior to the Effective Date of this Agreement, with the opportunity for increases from time to time thereafter which are in accordance with the regular practices of the Employer or its affiliates (which for purposes of this Agreement, shall mean any corporation or enterprise which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control or the same affiliated service group, determined in accordance with Section 414(b), (c), (m) or (o) of the Code (as defined in Paragraph 8(a) hereof), as is the Employer) with respect to executives with comparable duties;

          (b) Be eligible to participate on a comparable basis, in each calendar year during which the Employment Period runs, in an annual bonus program maintained by the Employer or its affiliates in which executives with comparable duties are eligible to participate, provided that the annual bonus payable thereunder shall not be less than the average annual bonus accrued for the Executive during the three calendar years immediately preceding the Effective Date of this Agreement;

          (c) Be eligible to participate on a comparable basis in the stock option or other equity incentive plans and any other bonus incentive compensation plans maintained from time to time by the Employer or its affiliates during the Employment Period and in which executives with comparable duties are eligible to participate;

          (d) Be entitled to participate (i) in any group or executive medical, dental, disability, life insurance, retirement, profit sharing, thrift and other plans and programs, including nonqualified and deferred compensation plans and programs, maintained from time to time by the Employer or its affiliates during the Employment Period and in which executives with comparable duties are eligible to participate and (ii) in the Executive Medical Plan, split-dollar and other special life insurance arrangements, to the same extent the Executive participated in such benefits before the Effective Date of the Agreement; and

          (e) Be entitled to receive vacation and perquisites which are provided by the Employer or its affiliates from time to time during the Employment Period to executives with comparable duties, but in no event less favorable than the vacation and perquisites to which he was entitled immediately prior to the Effective Date of this Agreement (including, but not limited to, company car and allowances, club memberships and dues, subscriptions and travel).

     5.   Termination During Employment Period.
          ------------------------------------

          (a)  For purposes of this Agreement, the term "termination" shall mean
               (i) termination by the Employer of the employment of the Executive with the Employer and all of its affiliates for any reason other than death, disability or "cause" (as defined below), or (ii) resignation of the Executive for "constructive discharge" (as defined below).

          (b) The term "constructive discharge" shall mean the Executive's resignation from the Employer and all of its affiliates upon any one of the following:

               (i) the failure of the Employer to pay or provide the compensation, benefits and perquisites contemplated by Paragraph 4, other than an isolated, insubstantial and inadvertent failure not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by Executive;

               (ii) there shall have occurred a material diminution in the Executive's duties and responsibilities from those in effect prior to the Effective Date of this Agreement, other than an isolated, insubstantial and inadvertent failure not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by Executive;

               (iii) the Employer changes the Executive's (A) primary employment location to a place that is more than 35 miles from Executive's primary employment location as of the Effective Date of the Agreement and/or (B) regularly scheduled work hours significantly from such hours as of the Effective Date of the Agreement; and/or

               (iv) at any time for any reason prior to the first anniversary of the Effective Date of the Agreement provided that at the time of such resignation the employment of Richard M. Rieser, Jr. with the Employer and all affiliates has terminated or there has been an announcement by the Employer or Mr. Rieser that such termination will occur prior to the 18-month anniversary of Effective Date of the Agreement.

          (c) The term "cause" means (i) felony conviction resulting from an act or acts of dishonesty or breach of trust, other than a felony predicated upon the

               Executive's vicarious liability or (ii) the Executive's continued and willful failure to substantially perform his duties under this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part will be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the interests of the Employer and its affiliates or not opposed to the interests of the Employer and its affiliates.

     6.   Confidentiality.  The Executive agrees that during and after the
          ---------------
Employment Period, he shall retain in confidence any confidential information known to him concerning the Employer and its affiliates and their respective businesses for as long as such information is not publicly disclosed.

     7.   Termination Benefits.  In the event of a termination of the
          --------------------
Executive during the Employment Period, the Employer shall provide or shall cause one or more of its affiliates to provide, and the Executive shall, upon execution of a Release and Severance Agreement in the form attached hereto as Appendix A, shall be entitled to receive the following:

          (a) The Executive shall, notwithstanding such termination, be entitled to continue to receive salary payments for thirty-six
               (36) months from the date of termination (which thirty-six month period shall be treated hereunder as a continuation of Employment Period) based on the rate of annual salary equal to the average annual salary received by the Executive during the five calendar years immediately preceding the calendar year in which the Effective Date of this Agreement occurs (the "Averaging Period"), provided that the payments pursuant to this Paragraph 7(a) shall be subject to reduction in accordance with Paragraph 8(a).

          (b) The Executive shall receive a bonus payment with respect to each calendar year ending within such thirty-six month period equal to the average annual bonus payments received by the Executive during the Averaging Period. The bonus payment for each calendar year shall be made within 30 days of the end of the calendar year to which such bonus relates. The bonus payments described in this Paragraph 7(b) shall be subject to reduction in accordance with Paragraph 8(a).

          (c) Payment of all accrued but deferred bonuses as of the Effective Date of this Agreement, or if later, the date of termination, which payments shall be made in installments on such dates and in such amounts as such bonuses would have been paid notwithstanding such termination.

          (d) The Executive (and, if applicable, Executive's dependents) shall be entitled to maintain group medical and dental coverage under the continuation coverage provisions of such plans ("COBRA Coverage"), which entitlement shall, notwithstanding any other provisions of the group plan to the contrary, be subject to termination only in the event of the failure of the Executive or the dependent to timely pay the appropriate premium for such coverage, provided, that the Employer shall pay on behalf of the Executive

               (and, if applicable, the Executive's dependents) the appropriate premium for the first 36 months of such coverage, and, provided further that such coverage shall be secondary to any group coverage (including Medicare or any government-sponsored or mandated program) subsequently obtained or covering the Executive or dependent.

          (e) From and after the date of a termination until full satisfaction of the obligations of the Employer hereunder and under the plans, programs and arrangements referred to herein and under any other agreement with respect to which Employer may be obligated to make post-employment payments to the Executive, the Employer shall maintain a grantor trust in form and substance reasonably acceptable to Executive to assist the Employer in the discharge of its obligations hereunder and under any other nonqualified, deferred compensation plan maintained by the Employer under which Executive has an interest. The Employer shall deposit assets and make contributions into the grantor trust in amounts necessary to maintain the assets of the grantor trust at a level equal to the present value of the obligations of the Employer to the Executive under this Agreement and any such plans, programs or arrangements. Such amounts due shall be paid from the grantor trust or by the Employer directly, in which case the Employer shall be entitled to reimbursement form the grantor trust.

     8.   Reduction of Payments Due to Excise Tax.
          ---------------------------------------

          (a) If it is determined (in the reasonable opinion of independent public accountants then regularly retained by the Employer in consultation with tax counsel acceptable to Executive), that any amount payable to Executive by the Employer under this Agreement or any other plan, program or arrangement under which Executive participates or is a party would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), subject to the excise tax imposed by Section 4999 of the Code, as amended from time to time (the "Excise Tax"), then the amounts payable to the Executive shall be reduced to the extent necessary so that no portion of such amounts payable to the Executive is subject to the Excise Tax. The determination of the amount of reduction, if any, in the amounts payable to the Executive under Paragraphs 7(a) and 7(b) under Paragraphs 7(a) and 7(b) shall be made in good faith by the Employer's Compensation Committee after consultation with the independent public accountants then regularly retained by the Employer and tax counsel acceptable to the Executive, and a written statement setting forth the calculation thereof shall be provided to the Executive. If amounts payable to the Executive are to be reduced pursuant to this Paragraph 8(a), the Employer's Compensation Committee, after consultation with the Executive, shall determine the payments to be so reduced.

          (b) In the event it is determined that the Excise Tax may be imposed on the Executive prior to any reductions pursuant to the preceding Paragraph

               8(a), the Employer and the Executive agree to take such actions as they may, in good faith, agree to take to avoid any such reduction.

          (c) The Employer shall withhold from any amounts paid under this Agreement the amount of any applicable federal, state, or local taxes then required to be withheld. Computations under this Paragraph 8 shall be made by the independent public accountants then regularly retained by the Employer in consultation with tax counsel acceptable to Executive. The Employer shall pay all accountants' and tax counsel's fees and expenses.

     9.   No Obligation to Mitigate Damages.  The Executive shall not be
          ---------------------------------
obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement and the obtaining of any such other employment shall in no event effect any reduction of the Employer's obligations under this Agreement.

     10.  Enforcement; Arbitration.
          ------------------------

          (a) In the event the Employer shall fail to pay any amounts due to Executive or any successor under this Agreement or any plan, program or arrangement referred to herein as they come due, the Employer agrees to pay interest on such amounts at the prime rate of interest as from time to time published in The Wall Street
                                                             ---------------
               Journal (Midwest Edition) plus four percent (4%) per
               -------
               annum until paid.

          (b) Each of the Employer and the Executive or any successor shall have the right and option to elect to have any dispute or controversy arising under or in connection with this Agreement, or any plan, program or arrangement referred to herein, or any breach thereof, settled exclusively by arbitration, conducted before an arbitrator in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois.

          (c) The Employer shall pay all reasonable legal fees, costs of litigation, and other reasonable expenses incurred by the Executive or any successor who is successful pursuant to legal judgment, arbitration or settlement in a challenge resulting from the Employer's refusal to pay any amounts due under this Agreement or any plan, program or arrangement referred to herein to which it is determined that the Executive or successor is entitled, or as a result of the Employer's contesting the validity, enforceability or interpretation of this Agreement or any such plan, program or arrangement.

          (d) As a condition precedent to the commencement of any action under this Agreement or any plan, program or arrangement referred to herein, each of the Employer or the Executive or any successor agree to provide written notice ("initial notice") at least fifteen (15) business days prior to initiating any such action wherein such party shall (i) agree to submit such dispute to non-binding mediation to be held in Chicago, Illinois at JAMS/Endispute (or a similar organization) within 30 days of such notice and (ii) indicate whether such party is invoking arbitration pursuant to Paragraph 10(b) above. The party receiving such notice shall agree to submit to such mediation and, if the initial notice did not include an election invoking arbitration, then the receiving party may by written notice within ten (10) business days following receipt of the initial notice elect to invoke arbitration pursuant to said Paragraph 10(b).

     11.  Indemnification.  In the event that legal action is instituted against
          ---------------
Executive during or after the term hereof by a third party (or parties) based on the performance or nonperformance by Executive of his duties hereunder, the Employer will assume the defense of such action by its attorney or attorneys selected by the Employer reasonably satisfactory to the Executive and advance the costs and expenses thereof (including reasonable attorneys' fees) without prejudice to or waiver by the Employer of its rights and remedies against Executive. In the event that there is a final judgment entered against Executive in any such litigation, and Employer's Board of Directors determines that Executive should, in accordance with its charter, By-Laws, or insurance reimburse the Employer, Executive shall be liable to Employer for all such costs and expenses paid or incurred by it in the defense of any such litigation (the "Reimbursement Amount"). The Reimbursement Amount shall be paid by Executive within thirty (30) days after rendition of the final judgment. The Employer shall be entitled to set off the reimbursement amount against all sums which may be owed or payable by the Employer to Executive hereunder or otherwise. The parties shall cooperate in the defense of any asserted claim, demand or liability against Executive or the Employer or its subsidiaries or affiliates. The term "final judgment" as used herein shall be defined to mean the decision of a court of competent jurisdiction, and in the event of an appeal, then the decision of the appellate court, after petition for rehearing has been denied, or the time for filing the same (or the filing of further appeal) has expired.

     The rights to indemnification under this Paragraph 11 shall be in addition to any rights which Executive may now or hereafter have under the charter or by-laws of the Employer or any of its affiliates, under any insurance contract maintained by the Employer or any of its affiliates or any agreement between Executive and the Employer or any of its affiliates.

     12.  Payment in the Event of Death.  Upon the death of the Executive
          -----------------------------
prior to a termination, any payment due and owing by the Employer to Executive under this Agreement shall be made to such beneficiary as Executive may designate in writing, or failing such designation, the executor of his estate. Upon the death of the Executive after a termination has occurred, then the beneficiary designated by the Executive or, if no beneficiary has been designated, his executor shall be entitled to a lump sum death benefit equal to the present value of the payments that were remaining to be paid under Paragraph 7(a) as of the date of death. Such lump sum present value payment shall be determined using an interest rate per annum equal to the prime rate of interest as published in The Wall Street Journal (Midwest Edition) on the first business
                -----------------------
day of the month in which the Executive's death occurred and shall be paid within 30 days of the date of death. Such payments shall be in addition to the amount of the bonus payment, if any, which may thereafter be due under Paragraph 7(b), any other death benefits provided by the Employer or under any plan, program or arrangement maintained by the Employer.

     13.  Notices.  Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the

Executive at the last address he has filed in writing the Employer or, in the case of the Employer, at its principal executive offices.

     14.  Non-Alienation.  The Executive shall not have any right to pledge,
          --------------
hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

     15.  Governing Law.  The provisions of this Agreement shall be construed
          -------------
in accordance with the laws of the State of Illinois.

     16.  Amendment.  This Agreement may be amended or canceled by mutual
          ---------
agreement of the parties in writing (which, with respect to the Employer in the case of an amendment prior to the Effective Date of the Agreement, shall have been approved by resolution of the Board of Directors of the Employer) without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     17.  Binding Effect; Successors.  Except as otherwise provided herein,
          --------------------------
this Agreement shall be binding upon and inure to the benefit of the Employer and any successor of the Employer and to the benefit of Executive's executors, administrators, legal representatives, heirs and legatees. The Employer shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, expressly and unconditionally to assume and agree to perform the Employer's obligations under this Agreement, whereupon such successor or assignee shall become the Employer hereunder.

     18.  Severability.  In the event that any provision or portion of this
          ------------
Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Employer has caused this Agreement to be executed in its name on its behalf by the undersigned officers, duly authorized, all as of the day and year first above written.


                         ___________________________________

                         Executive


                         FIRST OAK BROOK BANCSHARES, INC.,
                         a Delaware Corporation

                         By:________________________________
                         Its: President

ATTEST:


_______________________
Secretary

     APPENDIX A

                        RELEASE AND SEVERANCE AGREEMENT
                        -------------------------------

     THIS RELEASE AND SEVERANCE AGREEMENT is made and entered into this ____ day of _______________, _____ by and between First Oak Brook Bancshares, Inc., its subsidiaries and affiliates (collectively "FOBB") and _____________________________ (hereinafter "EMPLOYEE").

     EMPLOYEE'S employment with FOBB terminated on ______________, ______; and EMPLOYEE has voluntarily agreed to the terms of this RELEASE AND SEVERANCE AGREEMENT in exchange for Termination Benefits under the Transitional Employment Agreement ("Transitional Agreement") to which EMPLOYEE otherwise would not be entitled.

     NOW THEREFORE, in consideration for Termination Benefits provided under the Transitional Agreement, EMPLOYEE on behalf of himself and his spouse, heirs, executors, administrators, children, and assigns does hereby fully release and discharge FOBB, its officers, directors, employees, agents, subsidiaries and divisions, benefit plans and their administrators, fiduciaries and insurers, successors, and assigns from any and all claims or demands for wages, back pay, front pay, attorney's fees and other sums of money, insurance, benefits, contracts, controversies, agreements, promises, damages, costs, actions or causes of action and liabilities of any kind or character whatsoever, whether known or unknown, from the beginning of time to the date of these presents, relating to his employment or termination of employment from FOBB, including but not limited to any claims, actions or causes of action arising under the statutory, common law or other rules, orders or regulations of the United States or any State or political subdivision thereof including the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.

     EMPLOYEE acknowledges that EMPLOYEE'S obligations pursuant to Paragraph 6 of the Transitional Agreement relating to the use or disclosure of confidential information shall continue to apply to EMPLOYEE.

     This Release and Settlement Agreement supersedes any and all other agreements between EMPLOYEE and FOBB except agreements relating to proprietary or confidential information belonging to FOBB, and any other agreements, promises or representations relating to severance pay or other terms and conditions of employment are null and void.

     This release does not affect EMPLOYEE'S right to any benefits to which EMPLOYEE may be entitled under any employee benefit plan, program or arrangement sponsored by FOBB, including but not limited to the Transitional Agreement and the plans, programs and arrangements referred to therein.

     EMPLOYEE and FOBB acknowledge that it is their mutual intent that the Age Discrimination in Employment Act waiver contained herein fully comply with the Older Workers Benefit Protection Act. Accordingly, EMPLOYEE acknowledges and agrees that:

          (a) The Termination Benefits exceed the nature and scope of that to which he would otherwise have been legally entitled to receive.

          (b) Execution of this Agreement and the Age Discrimination in Employment Act waiver herein is his knowing and voluntary act;

          (c) He has been advised by FOBB to consult with his personal attorney regarding the terms of this Agreement, including the aforementioned waiver;

          (d) He has had at least forty-five (45) calendar days within which to consider this Agreement;

          (e)  He has the right to revoke this Agreement in full within seven
               (7) calendar days of execution and that none of the terms and provisions of this Agreement shall become effective or be enforceable until such revocation period has expired;

          (f) He has been informed in writing of (i) the eligibility factors under the Plan, (ii) the group of employees, including the job title and age of each, eligible to receive Termination Benefits,
               (iii) the ages of all individuals in the same job classification or organizational unit who are not eligible to receive Termination Benefits, and (iv) any time limit applicable to the Plan;

          (g)  He has read and fully understands the terms of this agreement;
               and

          (h) Nothing contained in this Agreement purports to release any of EMPLOYEE's rights or claims under the Age Discrimination in Employment Act that may arise after the date of execution.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated above.

FIRST OAK BROOK BANCSHARES, INC.,       EMPLOYEE
for itself and
its Subsidiaries and Affiliates

By:__________________________           _______________________

Its:_________________________